UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2022

XL FLEET CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38971	83-4109918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47000 Liberty Drive Wixom, MI	48393
(Address of principal executive offices)	(Zip Code)

(617) 718-0329

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 9, 2022, XL Fleet Corp. (the “Registrant”) entered into a Membership Interest Purchase and Sale Agreement (the “Purchase Agreement”) with SF Solar Blocker 2 LLC (“SF 2”), SF Solar Blocker 3 LLC (“SF 3”), Spruce Holding Company 3 Holdco LLC (“Holdco”, and collectively with SF 2 and SF 3, “Sellers”) and HPS Investment Partners, LLC, pursuant to which, on the date thereof, the Registrant acquired 100% of the membership interests in Spruce Holding Company 1 LLC (“SHC 1”), Spruce Holding Company 2 LLC (“SHC 2”) and Spruce Holding Company 3 LLC (“SHC 3” and collectively with SHC 1 and SHC 2, the “Target Companies”) from Sellers for approximately $58 million in cash and the assumption of approximately $542 million in debt, subject to the terms and conditions set forth therein. The Target Companies and their subsidiaries are the largest privately held owner and operator of residential rooftop solar systems in the U.S. with more than 52,000 subscribers. The Purchase Agreement contains customary representations, warranties, covenants (including post-closing obligations regarding confidentiality, non-disparagement and non-solicitation) and other terms for transactions of a similar nature.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Purchase Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Registrant or the Target Companies. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Registrant or the Target Companies or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Registrant’s public disclosures.

The information set forth in Item 2.03 below is incorporated by reference herein.

The information set forth in Item 5.02 regarding the Employment Agreement (as defined therein) is incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Target Companies and several of their subsidiaries are parties to credit agreements providing for aggregate borrowings of $530,604,291.24 as of June 30, 2022, as more fully described below.

1

Spruce Power 1, LLC

On April 29, 2019, Kilowatt Systems, LLC, Volta MH Owner II, LLC, Greenday Finance I LLC and Spruce Kismet, LLC (the “Co-Borrowers”) entered into a credit agreement with Silicon Valley Bank, as Administrative Agent, ING Capital LLC and Silicon Valley Bank as Issuing Banks, and the financial institutions from time to time party thereto as Lenders, that provides for a 7-year term loan facility in an aggregate principal amount of $194,077,342 (the “Term Loan Facility”) and a letter of credit facility up to an aggregate of $12,260,032 to be utilized exclusively for the satisfaction of the Debt Service Reserve Required Amount (as defined in the First SVB Credit Agreement) (the “DSR LC Facility”, and collectively with the Term Loan Facility, the “Original First SVB Credit Agreement”). On October 29, 2019, the parties to the Original First SVB Credit Agreement amended and restated the Original First SVB Credit Agreement (the “First SVB Credit Agreement”) to provide for an additional term loan amount of $34,174,010 and an additional letter of credit commitment amount of $1,898,723.

On March 5, 2020, the parties to the First SVB Credit Agreement entered into an Omnibus Amendment and Consent to the First SVB Credit Agreement (the “Omnibus Amendment” and the First SVB Credit Agreement as amended by the Omnibus Amendment, the “A&R First SVB Credit Agreement”) which made certain amendments to the First SVB Credit Agreement, including to provide for additional term loan commitments totaling $53,781,116 and additional letter of credit commitments totaling $2,892,519. On March 18, 2021, the parties to the A&R First SVB Credit Agreement entered into an omnibus amendment and consent to the A&R First SVB Credit Agreement in connection with the reorganization of the Co-Borrowers, pursuant to which the A&R First SVB Credit Agreement was amended to release Volta MH Owner II, LLC, Greenday Finance I LLC and Spruce Kismet, LLC, and to reflect the change of Kilowatt Systems, LLC’s name to Spruce Power 1, LLC (“Spruce Power 1”). The term loan component of the A&R First SVB Credit Agreement requires quarterly principal payments, paid a month in arrears, beginning December 31, 2019 with the remaining balance due in a single payment on April 30, 2026. As of June 30, 2022, Spruce Power 1 had $245,154,889.79 of principal outstanding under the A&R First SVB Credit Agreement.

The A&R First SVB Credit Agreement also contains an expansion option which permitted Spruce Power 1, prior to April 29, 2021, to request up to three increases of (1) the Term Loan Facility of up to an aggregate additional $70,000,000 and (2) the DSR LC Facility of up to an aggregate amount of $10,000,000 from lenders that elect to make such increase available, upon the satisfaction of certain conditions.

Borrowings under the A&R First SVB Credit Agreement bear interest as follows: (1) Benchmark Loans (as defined in the A&R First SVB Credit Agreement) bear interest at a variable rate equal to, initially, the London inter-bank offered rate plus a margin of 225.0 from the original closing date through the third anniversary thereof, 237.5 basis points from the third anniversary of the original closing date to the sixth anniversary thereof, and 250.0 basis points from and after the sixth anniversary of the original closing date; and (2) Base Rate Loans (as defined in the A&R First SVB Credit Agreement) bear interest at a variable rate equal to the highest of (a) the rate which the Administrative Agent announces from time to time as its prime lending rate and (b) the Federal funds rate (as published by the Federal Reserve Bank of New York from time to time) plus 1/2 of 1% plus a margin of 225.0 from the original closing date through the third anniversary thereof, 237.5 basis points from the third anniversary of the original closing date to the sixth anniversary thereof, and 250.0 basis points from and after the sixth anniversary of the original closing date. The interest rate on the A&R First SVB Credit Agreement as of June 30, 2022 was 3.61%, exclusive of the amortization of debt issuance costs. As of June 30, 2022, the DSR LC Facility has a total capacity of $17,051,276.03 and a total of $15,640,271.93 in letters of credit outstanding with no amounts drawn. Amounts outstanding under the DSR LC Facility bear interest at the applicable margins set forth above and unused amounts incur a fee of 0.50% of such average unused amount per annum.

Borrowings under the A&R First SVB Credit Agreement are prepayable at Spruce Power 1’s option in whole or in part without premium or penalty.

2

Spruce Power 1’s obligations under the A&R First SVB Credit Agreement are secured by all of the assets and property of, and equity interests in, Spruce Power 1. Spruce Power 1 has unconditionally and irrevocably guaranteed the obligations of each of its subsidiaries under the A&R First SVB Credit Agreement. The A&R First SVB Credit Agreement contains customary representations, warranties, conditions precedent, events of default, indemnities and affirmative and negative covenants, including covenants that, among other things, restrict the ability of Spruce Power 1 and certain of its subsidiaries to: incur liens; incur indebtedness; make restricted payments; sell or otherwise dispose of Spruce Power 1’s or any subsidiary’s assets; enter into certain mergers or consolidations; and use proceeds of borrowings under the A&R First SVB Credit Agreement for other than permitted uses. These covenants are subject to a number of important exceptions and qualifications. The A&R First SVB Credit Agreement requires Spruce Power 1 to be in compliance with a debt service coverage ratio. Certain changes of control with respect to Spruce Power 1 would constitute an event of default under the A&R First SVB Credit Agreement.

The description of the A&R First SVB Credit Agreement set forth herein is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, dated October 29, 2019, conformed for each of the Omnibus Amendment and Consent, dated as of March 5, 2020, Amendment to Credit Agreement, dated as of May 29, 2020, and Omnibus Amendment and Consent, dated March 18, 2021, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Spruce Power 2, LLC

On May 14, 2020, Spruce Juniper, LLC entered into a credit agreement with Silicon Valley Bank, as Administrative Agent and the Issuing Bank, and the lenders from time to time party thereto, that provides for a 7-year term loan facility in an aggregate principal amount of $60,043,009 (the “Term Loan Facility”) and a letter of credit facility up to an aggregate of $3,050,173 to be utilized exclusively for the satisfaction of the Debt Service Reserve Required Amount (as defined in the Second SVB Credit Agreement) (the “DSR LC Facility”, and collectively with the Term Loan Facility, the “Original Second SVB Credit Agreement”).

On May 7, 2021, the parties to the Original Second SVB Credit Agreement entered into a Consent and Amendment to Credit Agreement, which made certain amendments to the Second SVB Credit Agreement, including to reflect the change of Spruce Juniper, LLC’s name to Spruce Power 2, LLC (“Spruce Power 2”). On July 12, 2022, the parties to the Original Second SVB Credit Agreement amended and restated the Original Second SVB Credit Agreement (as amended, the “Second SVB Credit Agreement”) to provide for an additional term loan amount of $20,293,427 and an additional letter of credit commitment amount of $1,260,104. The term loan component of the Second SVB Credit Agreement requires quarterly principal payments beginning July 31, 2020 with the remaining balance due in a single payment on May 14, 2027. As of June 30, 2022, Spruce Power 2 had $52,405,985.79 of principal outstanding under the Second SVB Credit Agreement.

Borrowings under the Second SVB Credit Agreement bear interest as follows: (1) Benchmark Loans (as defined in the Second SVB Credit Agreement) bear interest at a variable rate equal to, initially, the Adjusted Term SOFR (as defined in the Second SVB Credit Agreement) plus a margin of 230.0 from the original closing date through the third anniversary thereof, 242.5 basis points from the third anniversary of the original closing date to the sixth anniversary thereof, and 255.0 basis points from and after the sixth anniversary of the original closing date; and (2) Base Rate Loans (as defined in the Second SVB Credit Agreement) bear interest at a variable rate equal to the highest of (a) the rate which the Administrative Agent announces from time to time as its prime lending rate, (b) the Federal funds rate (as published by the Federal Reserve Bank of New York from time to time) plus 1/2 of 1% and (c) the Adjusted Term SOFR (as defined in the Second SVB Credit Agreement) for a one-month tenor in effect plus a margin of 230.0 from the original closing date through the third anniversary thereof, 242.5 basis points from the third anniversary of the original closing date to the sixth anniversary thereof, and 255.0 basis points from and after the sixth anniversary of the original closing date. As of June 30, 2022, the DSR LC Facility has a total capacity of $3,050,173.31 and a total of $2,720,525.44 in letters of credit outstanding with no amounts drawn. Amounts outstanding under the DSR LC Facility bear interest at the applicable margins set forth above and unused amounts incur a fee of 0.50% of such average unused amount per annum.

Borrowings under the Second SVB Credit Agreement are prepayable at Spruce Power 2’s option in whole or in part without premium or penalty.

3

Spruce Power 2’s obligations under the Second SVB Credit Agreement are secured by all of the assets and property of, and equity interest in, Spruce Power 2. Spruce Power 2 has unconditionally and irrevocably guaranteed the obligations of each of its subsidiaries under the Second SVB Credit Agreement. The Second SVB Credit Agreement contains customary representations, warranties, conditions precedent, events of default, indemnities and affirmative and negative covenants, including covenants that, among other things, restrict the ability of Spruce Power 2 and certain of its subsidiaries to: incur liens; incur indebtedness; make restricted payments; sell or otherwise dispose of Spruce Power 2’s or any subsidiary’s assets; enter into certain mergers or consolidations; and use proceeds of borrowings under the Second SVB Credit Agreement for other than permitted uses. These covenants are subject to a number of important exceptions and qualifications. The Second SVB Credit Agreement requires Spruce Power 2 to be in compliance with a debt service coverage ratio. Certain changes of control with respect to Spruce Power 2 would constitute an event of default under the Second SVB Credit Agreement.

The description of the Second SVB Credit Agreement set forth herein is qualified in its entirety by reference to the full text of the Second SVB Credit Agreement, a copy of which is attached as Exhibit 10.2 hereto and incorporated by reference herein.

Spruce Power 3, LLC

On November 13, 2020, Spruce Power 3, LLC (“Spruce Power 3”) entered into a credit agreement with KeyBank National Association, as Administrative Agent and Issuing Bank, and the lenders from time to time party thereto, that provides for a 7-year term loan facility in an aggregate principal amount of $74,810,470 (the “Term Loan Facility”) and a letter of credit facility up to an aggregate of $4,081,863 to be utilized exclusively for the satisfaction of the Debt Service Reserve Required Amount (as defined in the KeyBank Credit Agreement) (the “DSR LC Facility”, and collectively with the Term Loan Facility, the “KeyBank Credit Agreement”).

The term loan component of the KeyBank Credit Agreement requires quarterly principal payments beginning January 31, 2021 with the remaining balance due in a single payment on November 13, 2027. As of June 30, 2022, Spruce Power 3 had $67,177,014.56 of principal outstanding under the KeyBank Credit Agreement.

The KeyBank Credit Agreement also contains an expansion option which permitted Spruce Power 3, within 18 months of the closing date, to request up to three increases of (1) the Term Loan Facility of up to an aggregate additional $150,000,000 and (2) the DSR LC Facility of up to an aggregate amount of $10,000,000 from lenders that elect to make such increase available, upon the satisfaction of certain conditions.

Borrowings under the KeyBank Credit Agreement bear interest as follows: (1) LIBOR Loans (as defined in the KeyBank Credit Agreement) bear interest at a variable rate equal to the London inter-bank offered rate plus a margin of 300.0 from the original closing date through the third anniversary thereof, 312.5 basis points from the third anniversary of the original closing date to the fifth anniversary thereof, and 325.0 basis points from and after the fifth anniversary of the original closing date; and (2) Base Rate Loans (as defined in the Second SVB Credit Agreement) bear interest at a variable rate equal to the highest of (a) the rate which the Administrative Agent announces from time to time as its prime lending rate and (b) the Federal funds rate (as published by the Federal Reserve Bank of New York from time to time) plus 1/2 of 1% plus a margin of 300.0 from the original closing date through the third anniversary thereof, 312.5 basis points from the third anniversary of the original closing date to the fifth anniversary thereof, and 325.0 basis points from and after the fifth anniversary of the original closing date. The interest rate on the KeyBank Credit Agreement as of June 30, 2022 was 4.24%, exclusive of the amortization of debt issuance costs. As of June 30, 2022, the DSR LC Facility has a total capacity of $4,081,862.78 and a total of $4,081,862.78 in letters of credit outstanding with no amounts drawn. Amounts outstanding under the DSR LC Facility bear interest at the applicable margins set forth above and unused amounts incur a fee of 0.50% of such average unused amount per annum.

Borrowings under the KeyBank Credit Agreement are prepayable at Spruce Power 3’s option in whole or in part without premium or penalty.

4

Spruce Power 3’s obligations under the KeyBank Credit Agreement are secured by all of the assets and property of, and equity interest in, Spruce Power 3. Spruce Power 3 has unconditionally and irrevocably guaranteed the obligations of each of its subsidiaries under the KeyBank Credit Agreement. The KeyBank Credit Agreement contains customary representations, warranties, conditions precedent, events of default, indemnities and affirmative and negative covenants, including covenants that, among other things, restrict the ability of Spruce Power 3 and its subsidiaries to: incur liens; incur indebtedness; make restricted payments; sell or otherwise dispose of Spruce Power 3’s or any subsidiary’s assets; enter into certain mergers or consolidations; and use proceeds of borrowings under the KeyBank Credit Agreement for other than permitted uses. These covenants are subject to a number of important exceptions and qualifications. The KeyBank Credit Agreement requires Spruce Power 3 to be in compliance with a debt service coverage ratio. Certain changes of control with respect to Spruce Power 3 would constitute an event of default under the KeyBank Credit Agreement.

The description of the KeyBank Credit Agreement set forth herein is qualified in its entirety by reference to the full text of the KeyBank Credit Agreement, a copy of which is attached as Exhibit 10.3 hereto and incorporated by reference herein.

Mezzanine Borrowings

On April 28, 2020, KWS Solar Term Parent 1 LLC, KWS Solar Term Parent 2 LLC and KWS Solar Term Parent 3 LLC (the “Original Mezzanine Co-Borrowers”) entered into a credit agreement with KeyBank National Association, as Administrative Agent, and the Lenders from time to time party thereto, that provides for a 10-year term loan facility in an aggregate principal amount of $124,000,000 (the “Term Loan Facility”) with the option to pay-in-kind interest expense up to $8,000,000 subject to reduction under certain circumstances (the “PIK Loan Commitment”, and collectively with the Term Loan Facility, the “Original Mezzanine Credit Agreement”).

On March 19, 2021, the parties to the Original Mezzanine Credit Agreement amended and restated the Original Mezzanine Credit Agreement (the “Mezzanine Credit Agreement”) to, among other changes, include Spruce Power 3 Holdco, LLC as an additional Co-Borrower (“Spruce Power 3 Holdco” and, collectively with the Original Mezzanine Co-Borrowers, the “Mezzanine Co-Borrowers”) and provide for an additional term loan amount of $25,000,000. On April 8, 2022, the parties to the Mezzanine Credit Agreement entered into an omnibus amendment and accession to the Mezzanine Credit Agreement which provided for additional term loan commitments totaling $20,000,000 and a pro rata portion of the PIK Loan Commitment. On July 12, 2022, the parties to the Mezzanine Credit Agreement entered into a Waiver and Second Amendment to Amended and Restated Credit Agreement (the “Second Amendment”) in order to, among other changes, waive the definition of “Change of Control” with respect to XL Fleet and the XL Fleet Transaction (each as defined therein).

The Mezzanine Credit Agreement requires quarterly interest payments, paid in arrears, beginning July 31, 2020 with the remaining balance of interest and principal due in a single payment on April 30, 2030, unless earlier prepaid. As of June 30, 2022, the Mezzanine Co-Borrowers had $165,886,401.10 of principal outstanding under the Mezzanine Credit Agreement.

Term Loan Facility borrowings under the Mezzanine Credit Agreement bear interest at 8.25% per annum. PIK Loan Commitment borrowings under the Mezzanine Credit Agreement bear interest at 9.25% per annum. Borrowings under the Mezzanine Credit Agreement are prepayable at the Mezzanine Co-Borrowers’ option in whole or in part subject to a call premium of (1) 4.0% prior to the third anniversary of the original closing date, (2) 3.0% during the period commencing on the third anniversary of the original closing date and ending on the date prior to the fourth anniversary thereof, (3) 2.0% during the period commencing on the fourth anniversary of the original closing date and ending on the date prior to the fifth anniversary thereof and (4) 1.0% during the period commencing on the fifth anniversary of the original closing date and ending on the date prior to the sixth anniversary thereof. Any prepayment is applied (1) first to any outstanding PIK loan and (2) then to any outstanding term loan.

The Mezzanine Co-Borrowers’ obligations under the Mezzanine Credit Agreement are secured by all of the assets and property of, and equity interest in, each Mezzanine Co-Borrower and certain related parties of the Mezzanine Co-Borrowers. The Mezzanine Co-Borrowers have unconditionally and irrevocably guaranteed the obligations of each of the Mezzanine Co-Borrowers’ subsidiaries under the Mezzanine Credit Agreement. The Mezzanine Credit Agreement contains customary representations, warranties, conditions precedent, events of default, indemnities and affirmative and negative covenants, including covenants that, among other things, restrict the ability of the Mezzanine Co-Borrowers and their subsidiaries to: incur liens; incur indebtedness; make restricted payments; sell or otherwise dispose of each Mezzanine Co-Borrower’s or any subsidiary’s assets; enter into certain mergers or consolidations; and use proceeds of borrowings under the Mezzanine Credit Agreement for other than permitted uses. These covenants are subject to a number of important exceptions and qualifications. Pursuant to the Second Amendment, the Mezzanine Co-Borrowers must cause XL Fleet and its Subsidiaries to maintain Available Liquidity (as defined in the Second Amendment) of at least $25,000,000. Certain changes of control with respect to the Mezzanine Co-Borrowers would constitute an event of default under the Mezzanine Credit Agreement.

5

The description of the Mezzanine Credit Agreement set forth herein is qualified in its entirety by reference to the full text of (1) the Omnibus Amendment and Appendix I thereto, a copy of which is attached as Exhibit 10.4 hereto and incorporated by reference herein and (2) the Second Amendment, a copy of which is attached as Exhibit 10.5 hereto and incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2022, the Registrant issued a press release announcing that, in connection with the acquisition of the Target Companies, Christian Fong was appointed as the Registrant’s President and is expected to become the Registrant’s Chief Executive Officer on or prior to February 15, 2023 and that Eric Tech will remain as the Chief Executive Officer of the Registrant until Mr. Fong’s intended appointment to that position. In connection with Mr. Fong’s appointment as President, the Registrant entered into an Executive Employment Agreement with Mr. Fong  (the “Employment Agreement”), pursuant to which Mr. Fong agreed to (i) serve as the Registrant’s President and to be appointed to the Board, effective as of September 9, 2022, (ii) continue to serve as the Chief Executive Officer of Spruce Power and (iii) become Chief Executive Officer of the Registrant, effective on February 15, 2023 or an earlier date if agreed by the Board and Mr. Fong.

On September 9, 2022, the Board appointed Mr. Fong to the Board as a Class C director with a term expiring at the Registrant’s 2023 annual meeting of stockholders. Pursuant to the Employment Agreement, the Board will consult with Mr. Fong in determining other persons to be appointed to or nominated for election to the Board.

Mr. Fong, age 45, has served as the Chief Executive Officer of Spruce Power for five years. Previously, Mr. Fong co-founded Renewable Energy Trust Capital (“RET”) in 2010 and served in various executive roles through 2016 with RET. Prior to founding RET, Mr. Fong was a Managing Director and Head of Real Estate Capital Markets at AEGON/Transamerica. Mr. Fong has also previously served as CEO of Corridor Recovery, Inc., as a consultant at McKinsey & Co. Mr. Fong has earned an MBA with High Distinction from Dartmouth College’s Tuck School of Business, a B.S. in Statistics, summa cum laude, from Creighton University and the prestigious CFA and CCIM designations. There are no family relationships among Mr. Fong and any other executive officers or directors of the Registrant.

The Employment Agreement provides for (i) an initial annual base salary of $650,000 and (ii) an annual cash bonus with a target of 100% of his base salary based on achieving annual performance metrics determined by the Compensation Committee (the “Compensation Committee”) of the Board or the Board after consultation with him; provided, that, (x) any payments above the target bonus amount (if the metrics are achieved) will be in the sole discretion of the Compensation Committee or the Board and (y) any annual cash bonus for calendar year 2022 will be prorated for the period between September 9, 2022 to December 31, 2022. For the calendar year 2023 annual bonus only, if Mr. Fong is employed by the Registrant as of the date such bonus is due to be paid to other executive management team members, the annual bonus will be no less than the target bonus amount. The Registrant will provide Mr. Fong with up to $25,000 for attorneys’ fees with respect to the negotiations and all documentation relating to his becoming employed by the Registrant.

In addition, under the Employment Agreement and in connection with his commencement of employment, on September 9, 2022, Mr. Fong was granted (i) a signing bonus grant of 909,091 fully vested shares of the Registrant’s common stock (the “common stock”) under and pursuant to the terms of the Registrant’s 2020 Equity Incentive Plan (the “Plan”) and an award agreement (the “Restricted Stock Agreement”) pursuant to which Mr. Fong agrees not to transfer such shares prior to September 9, 2023 unless his employment is terminated for Good Reason (as defined in the Employment Agreement, but which includes failure of the Registrant to appoint him Chief Executive Officer by February 15, 2023); (ii) a restricted stock unit award (the “Time-Vested RSUs”) with respect to 909,091 shares of common stock, 25% of which vest on September 9, 2023 and 6.25% of which vest on the last day of each calendar quarter following September 9, 2023 (beginning on September 30, 2023) over the following three years; provided, he remains in service on the applicable vesting date, except as otherwise described below; and (iii) a restricted stock unit award (the “Ladder RSUs”) with respect to 1,666,666 shares of common stock. The Ladder RSUs vest in 10% increments on the dates the Plan administrator certifies the following milestone stock prices have been achieved or exceeded, provided that Mr. Fong remains employed on the date of certification and such achievement occurs within ten years of the date of grant: (a) $3.23; (b) $5.37; (c) $7.50; (d) $9.64; (e) $11.77; (f) $13.91; (g) $16.04; (h) $18.18; (i) $20.31; and (j) $22.45. The milestone stock price is based on the average of the closing prices of the common stock on the New York Stock Exchange for a period of twenty consecutive trading days equaling or exceeding the applicable milestone stock price, as measured and, if applicable, certified as achieved within thirty days after the end of each calendar quarter.

6

Commencing with the 2024 performance year, Mr. Fong will also be eligible to be considered for additional awards of equity compensation in the sole discretion of the Board or the Compensation Committee, and consistent with the Registrant’s practice regarding Registrant executives. Mr. Fong will be subject to a stock ownership requirement pursuant to which the Registrant’s chief executive officer is expected to hold, phased in over a three-year period, common stock valued at five times his base salary, with exceptions permitting sale in the event of hardship or after ceasing to be employee and he will be consulted in connection with the design of the stock ownership requirement. In addition (and counting against the ownership rule while held), Mr. Fong agreed to retain at least 20% of any shares received on vesting of any restricted stock units for a period of at least one year after distribution to him.

The Employment Agreement provides for a term of employment that commenced on September 9, 2022, and that will continue until terminated by the Registrant or Mr. Fong. If Mr. Fong’s employment is terminated by the Registrant without Cause (as defined in the Employment Agreement) (other than due to his death or Disability (as defined in the Employment Agreement)) or he resigns without Good Reason, then either the Registrant or Mr. Fong will provide the other party with at least thirty days’ prior written notice of such termination. In the event that Mr. Fong’s employment with the Registrant is terminated as a result of his Disability or death, he will receive the following severance benefits: (a) a lump sum payment of a pro-rata portion of his target bonus for the calendar year in which such termination occurs based on the period worked by Mr. Fong during such calendar year prior to termination and (b) acceleration of unvested equity grants with time-based vesting that would have vested during the twelve month period following termination.

In addition, the Employment Agreement provides that if Mr. Fong’s employment with the Registrant is terminated not in connection with a Change of Control (as defined in the Employment Agreement) (i) by the Registrant without Cause or (ii) by Mr. Fong for Good Reason and he executes and does not revoke a release of claims, he will receive the following severance benefits: (a) continuing payments in an amount equal to the sum of eighteen months of his then-current annual base salary and 1.5 times his target bonus, payable ratably over an eighteen month period, (b) acceleration of unvested equity grants with time-based vesting that would have vested during the twelve month period following termination, and (c) a lump sum payment equal to COBRA premiums at active employee rates for eighteen months. If Mr. Fong’s employment with the Registrant is terminated within a period of two years following a Change of Control or within a period of ninety days preceding a Change in Control, if the termination is related to the Change of Control, and (i) by the Registrant without Cause, or (ii) by Mr. Fong for Good Reason and, in all cases, he executes and does not revoke a release of claims, he will receive the following severance benefits: (a) a payment equal to twice the sum of his then-current annual base salary and target bonus, payable ratably over a twenty-four month period, (b) acceleration of all unvested equity grants, and (c) a lump sum payment equal to COBRA premiums at active employee rates for eighteen months.

In the Employment Agreement, Mr. Fong stated that he intends to remain employed through at least September 10, 2023, absent the occurrence of Good Reason. If his employment ends sooner than such date as a result of a termination without Cause or resignation for Good Reason, the parties have agreed to a transition period until September 10, 2023, during which he would remain employed and receive his then current salary and such other benefits for which he qualifies, with the value subtracted from any eventual severance.

If any payment or benefit to Mr. Fong under the Employment Agreement would, when combined with any other payment or benefit to him pursuant to a Change of Control, (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) be subject to the excise tax imposed by Section 4999 of the Code, then such payment or benefit will be reduced to the extent that no portion is subject to such excise tax if such reduction would result in Mr. Fong’s receipt of a greater after-tax amount than if such payment and benefit was provided in full.

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Mr. Fong entered into a restrictive covenant agreement, which contains customary restrictive provisions including covenants related to confidentiality and non-disclosure, assignment of inventions and a one-year non-solicitation and non-competition covenant; provided, that, under the Employment Agreement, if his employment is terminated for Good Reason and such termination is as a result of the Board’s not promoting him to Chief Executive Officer by February 15, 2023 (and the Board’s reason for the lack of promotion does not cite Cause), the non-compete period will expire six months after March 10, 2024, and if, before September 10, 2023, the Registrant provides him with a notice of future termination without Cause, his twelve month period of noncompetition would start upon the date of such notice, even though his employment would continue during the transition period described above.

The Registrant has agreed to indemnify Mr. Fong through a separate indemnification agreement that will provide indemnity and advancement pursuant to Delaware law in substantially the same form provided to other executive officers. The foregoing is only a brief description of the above-specified compensatory arrangements, which does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.6 hereto and incorporated by reference herein, and the Restricted Stock Agreement, a copy of which is attached as Exhibit 10.7 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

The Registrant intends to file financial statements required by this Item 9.01(a) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(b) Pro forma financial information.

The Registrant intends to file the pro forma financial information that is required by this Item 9.01(b) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(d) Exhibits.

Exhibit Number	Description
2.1	Membership Interest Purchase and Sale Agreement, dated as of September 9, 2022, by and between XL Fleet Corp., SF Solar Blocker 2 LLC, SF Solar Blocker 3 LLC, Spruce Holding Company 3 Holdco LLC and HPS Investment Partners, LLC.
10.1	Amended and Restated Credit Agreement, dated October 29, 2019, among Kilowatt Systems, LLC, Volta MH Owner II, LLC, Greenday Finance I LLC and Spruce Kismet, LLC, as Co-Borrowers, Silicon Valley Bank, as Administrative Agent, ING Capital LLC and Silicon Valley Bank as Issuing Banks, and the financial institutions from time to time party thereto as lenders, as conformed for each of Omnibus Amendment and Consent, dated as of March 5, 2020, Amendment to Credit Agreement, dated as of May 29, 2020, and Omnibus Amendment and Consent, dated March 18, 2021.
10.2	Amended and Restated Credit Agreement, dated July 12, 2022, among Spruce Power 2, LLC, as Borrower, Silicon Valley Bank, as Administrative Agent and the Issuing Bank, and the lenders from time to time party thereto.
10.3	Credit Agreement, dated November 13, 2020, among Spruce Power 3, LLC, as Borrower, KeyBank National Association, as Administrative Agent and Issuing Bank, and the lenders from time to time party thereto.
10.4	Omnibus Amendment and Accession dated April 8, 2022, among KWS Solar Term Parent 1 LLC, KWS Solar Term Parent 2 LLC and KWS Solar Term Parent 3 LLC, as Co-Borrowers, KeyBank National Association, as Administrative Agent, and the lenders from time to time party thereto.
10.5	Waiver and Second Amendment to Amended and Restated Credit Agreement, dated July 12, 2022, among KWS Solar Term Parent 1 LLC, KWS Solar Term Parent 2 LLC, KWS Solar Term Parent 3 LLC and Spruce Power 3 Holdco, LLC, as Co-Borrowers, KeyBank National Association, as Administrative Agent, and the lenders from time to time party thereto.
10.6	Executive Employment Agreement, dated September 9, 2022, by and between XL Fleet Corp. and Christian Fong.
10.7	Restricted Stock Award Grant under the Registrant’s 2020 Equity Incentive Plan, dated September 9, 2022, to Christian Fong by XL Fleet Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

[Signature Page Follows]

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

XL FLEET CORP.

Date: September 15, 2022	By:	/s/ Stacey Constas
	Name:	Stacey Constas
	Title:	General Counsel

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